Exhibit 3.209

Execution Version 30. Limited Liability Company Agreement of RC LLC LIMITED LIABILITY COMPANY AGREEMENT OF ROWAN COMPANIES, LLC February 3, 2020 This Limited Liability Company Agreement (this “Agreement”) of Rowan Companies, LLC (the “Company”) is entered into by Valaris plc, a public limited company incorporated under the laws of England and Wales, as the sole member (the “Member”). The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows: 1. Name. The name of the limited liability company formed hereby is Rowan Companies, LLC. 2. Filing of Certificates. Kristin Larsen is hereby designated as an “authorized person” within the meaning of the Act, and shall execute, deliver and file the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation of the Company with the Secretary of the State of Delaware, her powers as an “authorized person” shall cease, and the Member shall thereupon become the designated “authorized person” within the meaning of the Act. The Member is authorized to execute, deliver and file any other certificates, notices or documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. 3. Purposes. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act. 4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act and all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3. 5. Principal Business Office. The principal business office of the Company shall be located at 5847 San Felipe, Suite 3300, Houston, Texas 77057, or at such other location as may hereafter be determined by the Member. 6. Registered Office. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 1675 South State St., Suite B, Dover, DE 19901.

2 30. Limited Liability Company Agreement of RC LLC 7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Capitol Services, Inc., 1675 South State St., Suite B, Dover, DE 19901. 8. Member. The name and the mailing address of the Member are as follows: Name Address Valaris plc 110 Cannon Street, London EC4N 6EU, UK 9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. 10. Capital Contributions. The Member is deemed admitted as a member of the Company upon its execution and delivery of this Agreement. The Member is not required to make any capital contribution to the Company. However, the Member may voluntarily make capital contributions to the Company at any time. To the extent that the Member makes a capital contribution to the Company, the Member shall revise Schedule I hereto. 11. Maintenance of Separate Existence. The Company shall do all things necessary to maintain its limited liability company existence separate and apart from the Member and any affiliate of the Member, including maintaining its books and records on a current basis separate from that of any affiliate of the Company or any other person or entity, and shall not commingle the Company’s assets with those of any affiliate of the Company or any other person or entity. In furtherance, and not in limitation, of the foregoing, the Company shall not: (i) fail to (a) maintain or cause to be maintained by an agent under the Company’s control physical possession of the records required to be kept under the Act, (b) account for and manage all of its liabilities separately from those of any other person or entity, including payment by it of administrative expenses and taxes, other than income taxes, from its own assets or (c) identify or cause to be identified separately all of its assets from those of any other person or entity; (ii) commingle, or permit the commingling of, its funds with the funds of the Member or any affiliate of the Member or use its funds for uses other than the Company’s uses; or (iii) maintain, or permit the maintenance of, joint bank accounts or other depository accounts to which the Member would have independent access. 12. Allocation of Profits and Losses. For so long as the Member is the sole member of the Company, the Company’s profits and losses shall be allocated solely to the Member. 13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary

3 30. Limited Liability Company Agreement of RC LLC contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law. 14. Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, (i) the Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person and (ii) the Member has the authority to bind the Company. 15. Officers. The Member may designate one or more persons to be officers of the Company (each, an “Officer”, and collectively, the “Officers”). Officers are not “managers,” as such term is used in the Act. Any Officers who are so designated shall have such titles and authority and perform such duties as the Member, in its discretion, may delegate to them. The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Member. Any Officer may be removed as such, either with or without cause, by the Member. Designation of an Officer shall not of itself create any contract rights. 16. Waiver of Fiduciary Duties. This Agreement is not intended to, and does not, create or impose any implied duty (including, without limitation, any fiduciary duty and, for purposes of clarity, any prohibition on usurping opportunities of the Company) otherwise existing at law or in equity on the Member, any Officer, or any affiliate, officer, director, employee or agent of any of the foregoing (each of the foregoing, a “Responsible Party”). To the fullest extent permitted by applicable Law, and notwithstanding any duty otherwise existing at law or in equity, the Company, the Member and any other person or entity that is a party to or is otherwise bound by this Agreement (including, without limitation, (i) the Company in its capacity as a debtor or debtor in possession in a bankruptcy case commenced under 11 U.S.C. (a “Bankruptcy Case”), (ii) any successor to the Company in a Bankruptcy Case or otherwise, including, without limitation, a trustee, a litigation trust or estate representative, including, without limitation, a representative under 11 U.S.C. section 1123(a)(5), and (iii) any creditor or committee of creditors or equity holders seeking or obtaining standing to assert claims of the estate in a Bankruptcy Case) (each of the foregoing, a “Bound Party”) hereby expressly waives all fiduciary duties and, for purposes of clarity, any prohibition on usurping opportunities of the Company, that absent such waiver, may be implied at law or in equity or otherwise owed to a Bound Party, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Responsible Parties are only as expressly set forth in this Agreement. 17. Other Business Opportunities. Notwithstanding any duty otherwise existing at law or in equity, any Responsible Party may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including, without limitation, businesses that may compete with the Company and/or any Bound Party. No Responsible Party shall be required to present any such business opportunity or venture to any Bound Party, even if the opportunity is of the character that, if presented to any of such persons or entities, could be taken by them. No Bound

4 30. Limited Liability Company Agreement of RC LLC Party shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section shall apply to the Responsible Parties solely in their capacity as Member or Officer of the Company or affiliate, officer, director, employee or agent of the Member or an Officer and shall not be deemed to modify any contract or arrangement, including, without limitation, any noncompete provisions, otherwise agreed to by the Company and such Responsible Party. 18. Exculpation and Indemnification. (i) No current or former Member, Officer, employee or agent of the Company and no affiliate, stockholder, officer, director, employee or agent of the Member (collectively, the “Covered Persons”) shall be liable to a Bound Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person engaged in intentional fraud or intentional malfeasance. (ii) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof. (iii) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section. (iv) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the person or entity as to matters the Covered Person reasonably believes are within such other person or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

5 30. Limited Liability Company Agreement of RC LLC (v) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person. (vi) The foregoing provisions of this Section shall survive any termination of this Agreement. 19. Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers any of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its interest in the Company pursuant to this Section, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company. 20. Resignation. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section, an additional member shall be admitted to the Company, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company. 21. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member and upon such terms (including with respect to participation in the management, profits, losses and distributions of the Company) as may be determined by the Member and the additional persons or entities to be admitted. 22. Dissolution. i. The Company shall dissolve and its affairs shall be wound up upon the first to occur of: (a) the written consent of the Member or (b) any other event that, under the Act, would require the dissolution of the Company. ii. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets or proceeds from the sale of the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. 23. Benefits of Agreement; No Third-Party Rights. The provisions of this Agreement are intended solely to benefit the Member and the Responsible Parties and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (other than Covered Persons) (and no such creditor shall be a third-party beneficiary of this Agreement), and each Responsible Party shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

6 30. Limited Liability Company Agreement of RC LLC 24. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. 25. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof. 26. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws. 27. Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, executed and delivered by the Member. [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above. 30. Limited Liability Company Agreement of RC LLC Valaris PLC //_ I~. By: !. i:;;;/2 / NameJ.ofiathan H. Bak Title:p/ecutive Vice President and Chief Financial Officer